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                                                                     Exhibit 4.2

                INDENTURE SUPPLEMENT TO ADD SECURITIES GUARANTORS

            This Supplemental Indenture, dated as of March 17, 2005 (this "Supplemental Indenture" or "Guarantee"), among UGS Israeli Holdings, Inc. (the "Guarantor"), UGS Corp. (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Securities Guarantors"), and U.S. Bank National Association, as trustee (the "Trustee") under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company, the Securities Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 27, 2004 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10% Senior Subordinated Notes due 2012 of the Company (the "Securities");

            WHEREAS, Section 4.16 of the Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any of its Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Securities Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Securities Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                       1
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                                   ARTICLE II

                        Agreement to be Bound; Guarantee

            SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Securities Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Securities Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Securities Guarantor and to perform all of the obligations and agreements of a Securities Guarantor under the Indenture.

            SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Securities Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations on a senior subordinated basis as provided in Articles Ten and Eleven of the Indenture.

                                   ARTICLE III

                                  Miscellaneous

            SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

            SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                                       2
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            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                           [Signature Pages to Follow]

                                       3
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            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                  UGS ISRAELI HOLDINGS, INC.,
                                  as a Guarantor

                                  By: /s/ Douglas E. Barnett
                                      ----------------------------------------
                                      Name: Douglas E. Barnett
                                      Title: Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Assistant Secretary

                                  Address for notice:
                                  5800 Granite Parkway, Suite 600
                                  Plano, TX  75024

                                  U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee

                                  By: /s/ Richard Prokosch
                                      ----------------------------------------
                                      Name: Richard Prokosch
                                      Title: Vice President

                                  UGS CORP.

                                  By: /s/ Douglas E. Barnett
                                      ----------------------------------------
                                      Name: Douglas E. Barnett
                                      Title: Senior Vice President,
                                             Chief Financial Officer and
                                             Assistant Secretary

                                  UGS PLM SOLUTIONS ASIA/PACIFIC
                                  INCORPORATED

                                  By: /s/ Douglas E. Barnett
                                      ----------------------------------------
                                      Name: Douglas E. Barnett
                                      Title: Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Assistant Secretary

                          [UGS Supplemental Indenture]

                                  UGS EUROPEAN HOLDINGS, INC.

                                  By: /s/ Douglas E. Barnett
                                      ----------------------------------------
                                      Name: Douglas E. Barnett
                                      Title: Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Assistant Secretary


                                  UGS JAPANESE HOLDINGS, INC.

                                  By: /s/ Douglas E. Barnett
                                      ----------------------------------------
                                      Name: Douglas E. Barnett
                                      Title: Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Assistant Secretary


                          [UGS Supplemental Indenture]